SUB-ITEM 77 Q1(e)


SHORT TERM YIELD PORTFOLIO

Below, please find incorporated by reference the management agreement and subadvisory agreement for the Registrant.

Form of Management Agreement between the Registrant, on behalf of Short Term Yield Portfolio, and Legg Mason Partners Fund Advisor, LLC ("LMPFA") filed on June 15, 2011 (Accession Number:
0001193125-11-165659 ) with the Registrant's Registration Statement on Form N-1A (File No. 811-10407) and incorporated by reference.

Form of Subadvisory Agreement between LMPFA and Western Asset Management Company, with respect to Short Term Yield Portfolio filed on June 15, 2011 (Accession Number: 0001193125-11-165659)
with the Registrant's Registration Statement on Form N-1A (File No 811-10407) and incorporated by reference.







ULTRA SHORT OBLIGATIONS PORTFOLIO

Below, please find incorporated by reference the management agreement and subadvisory agreement for the Registrant.





Form of Management Agreement between the Registrant, on behalf of Ultra Short Obligations Portfolio, and Legg Mason Partners Fund Advisor, LLC ("LMPFA") filed on October 1, 2014 (Accession Number: 0001193125-14-360703) with the Registrant's Registration Statement on Form N-1A (File No. 811-10407) and incorporated by reference.

Form of Subadvisory Agreement between LMPFA and Western Asset Management Company, with respect to Ultra Short Obligations Portfolio filed on October 1, 2014 (Accession Number: 0001193125-14-360703) with the
Registrant's Registration Statement on Form N-1A (File No 811-10407) and incorporated by reference.